                                                                       EXHIBIT 8


                     [Simpson Thacher & Bartlett Letterhead]

                                                                   July 27, 1998



American Restaurant Group, Inc.
450 Newport Center Drive
Newport Beach, California 92660

Ladies and Gentlemen:

         We have acted as special counsel for American Restaurant Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of (i) $158,600,000 aggregate principal amount of its 11 1/2% Senior Secured Notes due 2003, Series B (the "Exchange Notes"), which are to be offered by the Company in exchange for $158,600,000 aggregate principal amount of its outstanding 11 1/2% Senior Secured Notes, due 2003, Series A (the "Notes") (ii) 35,000 shares of its 12% Senior Pay-in-Kind Exchangeable Preferred Stock, Series B (the "Exchange Stock") for 35,000 shares of its 12% Senior Pay-in-Kind Exchangeable Preferred Stock, Series A (the "Stock").

         We have examined the Registration Statement and the Indenture dated as of February 25, 1998 (the "Indenture") between the Company and United States Trust Company of California, N.A., as Trustee (the "Trustee") and the Certificate of Designations filed with the Secretary of State of Delaware on February 24, 1998 (as amended on February 25, 1998 and on March 6, 1998, the "Certificate of Designations"), which have been filed with the Commission as Exhibits to the Registration Statement. In

American Restaurant Group, Inc.        -2-                         July 27, 1998


addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and that the Certificate of Designations was duly authorized, executed and filed. In addition, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby confirm that the statements set forth in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations" insofar as they purport to constitute summaries of United States federal tax law or legal conclusions with respect thereto are accurate in all material respects.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. This opinion is rendered to you solely in connection

American Restaurant Group, Inc.        -3-                         July 27, 1998


with the above-described transaction and may not be relied upon for any other purpose without our prior written consent.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.


                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett

                                       SIMPSON THACHER & BARTLETT